Exhibit 99.7

Date: March 5, 2024

Vittoria Limited

c/o	Red Solar Capital Limited

Unit 402B, 4/F

China Insurance Group Building

141 Des Voeux Road Central

Central

Hong Kong

Dear Sir/Madam

Re: Vittoria Limited – legal opinion regarding certain Hong Kong law matters

We are qualified lawyers in Hong Kong Special Administrative Region of the People’s Republic of China (“Hong Kong”) and are qualified to give this opinion (this “Opinion”) in respect of the matters herein under the laws of Hong Kong.

We are the legal advisers of the Company as to the laws of Hong Kong to Vittoria Limited (the “Company”) in respect of (a) the proposed initial public offering (the “Offering”) of certain number of ordinary shares, par value of US$0.0001 per share (the “Ordinary Shares”), of the Company, by the Company as set forth in the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering; (b) the Company’s proposed listing of the Ordinary Shares on the Nasdaq Capital Market; and (c) the registration for resale of Class A Ordinary Shares held by the Selling Shareholder named in the Registration Statement.

This Opinion relates only to the laws of Hong Kong and is given on the basis that it is to be construed in accordance with the laws of Hong Kong. We have made no investigation of, and do not express or imply any views on, the laws of any jurisdiction other than Hong Kong. We express no opinion as to the laws of any other jurisdictions or any factual matters.

In this Opinion, a reference to “laws” or “law” is a reference to the common law, principles of equity and laws constituted or evidenced by documents available to the public generally.

As at the date of this Opinion, Red Solar Capital Limited and Exceller Financial Holdings Limited (collectively, the “HK Subsidiaries”) are the wholly-owned subsidiaries of the Company in Hong Kong.

Assumptions and Qualifications

1.	For the purpose of giving this Opinion, we have made and relied on the assumptions set out in Schedule 1 hereto without further enquiry.

2.	This Opinion is subject to the qualifications set out in Schedule 2 hereto.

3.	Subject to the above basis, assumptions and qualifications and based on our understanding on the background of the relevant parties in this matter, the following is our opinion as at the date hereto.

The Opinion

4.	Based solely on the Registration Statement and the assumptions and qualifications set forth herein and subject to any matters not disclosed to us, and having regard to such considerations of the laws of Hong Kong in force as at the date this Opinion as we consider relevant, we are of the view that the statements set forth in the Registration Statement under the captions “Permission Required From the Hong Kong Authorities”, “Risk Factors”, “Regulations”, “Corporate History and Structure”, “Enforceability of Civil Liabilities”, “Legal Matters” and “Hong Kong Taxation” in each case insofar as such statements purport to describe or summarize the Hong Kong legal matters stated therein as at the date hereof, are true and accurate in all material respects, and fairly present and summarize in all material respects the Hong Kong legal matters stated therein as at the date hereof.

We hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the reference to our name in such Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder. Except with our prior written consent or consented herein, this Opinion is not to be transmitted or disclosed to or used or relied upon by any other person or used or relied upon by the Company for any other purpose and may not be filed with any governmental agency or authority or quoted in any public document, save that to the extent required by any law or regulation or court order or in connection with any judicial proceeding or in seeking to establish any defence in any legal or regulatory proceeding or investigation relating to the matters set out herein.

This Opinion is given in respect of the laws of Hong Kong which are in force on the date hereof, and is based upon facts and circumstances in existence as of the date hereof. There is no guarantee that any of such laws, or the interpretation or enforcement thereof, will not be changed, amended or revoked in the future with or without retrospective effect. We assume no obligation to update this Opinion for any changes in the laws of Hong Kong or other events or circumstances that occur after the date hereof.

Yours faithfully

/s/ ONC Lawyers
ONC Lawyers

SCHEDULE 1

Assumptions

1.	The genuineness of all signatures and seals, the authenticity of all documents (the “Documents”) submitted to us as originals, the completeness and the conformity of all copy documents or the forms of documents provided to us to their originals or, as the case may be, to the final form of the originals and that any markings showing revisions or amendments to documents are correct and complete.

2.	The information disclosed by our review of the statutory registers and statutory books and records of the HK Subsidiaries is true, complete and up-to-date to the date of each such review and search. All information required to be filed with or delivered to the Companies Registry, any Hong Kong courts or the Official Receiver’s Office of Hong Kong had been so filed or delivered.

3.	In accordance with all applicable laws, the Documents have been validly authorised and executed by the respective parties thereto (except the HK Subsidiaries as regards the laws of Hong Kong only). The performance of the obligations therein contained are within the capacity and powers of, and will constitute the legal, valid, binding and enforceable obligations of the respective parties thereto in accordance with their terms (except the HK Subsidiaries as regards the laws of Hong Kong only).

4.	All information provided to us and all documents produced to us by the Company for the purposes of this Opinion were and remain complete and accurate in all respects and have not been revoked, amended or supplemented, and no amendments, revisions, supplements, modifications or other changes have been made, and no revocation or termination has occurred, with respect to any of such Documents after they were submitted to us for the purposes of this Opinion. There is no information which has been omitted to be disclosed to us which could materially affect this Opinion.

5.	The laws of jurisdictions other than Hong Kong which may be applicable to the execution, delivery, performance or enforcement of the Documents are complied with.

SCHEDULE 2

Qualifications

1.	This opinion is subject to the effects of (a) certain legal or statutory principles affecting the enforceability of contractual rights generally under the concepts of public interest, social ethics, national security, good faith, fair dealing, and applicable statutes of limitation; (b) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, coercionary or concealing illegal intentions with a lawful form; (c) judicial discretion with respect to the availability of specific performance, injunctive relief, remedies or defenses, or calculation of damages; and (d) the discretion of any competent Hong Kong legislative, administrative or judicial bodies in exercising their authority in Hong Kong.

2.	This Opinion is issued based on the laws of Hong Kong that are currently in effect. For matters not explicitly provided under the laws of Hong Kong, the future interpretation, implementation and application of the specific requirements under the laws of Hong Kong are subject to the final discretion of competent Hong Kong legislative, administrative and judicial authorities, and there can be no assurance that the government agencies will not ultimately take a view that is contrary to our opinion stated above;

3.	Where there is reference in this Opinion to confirmation given to us by the Company and/or the management of the Company, this indicates that such confirmation has been given to us by one or more members of the board of directors of the Company. Unless otherwise stated in this Opinion, we have not conducted any independent investigation of the factual information contained in such confirmation on our part.

4.	This Opinion is strictly limited to the matters stated in it and does not extend by implication to any other matter. Specifically, the scope of our review was limited to the specific matters set out above. This Opinion does not include, and we express no opinion on any structural, physical, environmental, survey, financial, business, statistical, accounting, valuation and taxation matters.

5.	This Opinion is intended to be used in the context which is specifically referred to herein and may not be used and may not be relied upon for any other purpose without our prior written consent. It should be read as a whole and each paragraph of the Opinion should not be read independently.

6.	In this Opinion, any expression or similar language with reference to matters of fact refers to the current actual knowledge of the solicitors of this firm who have worked on matters for the Company in connection with the Offering and the transactions contemplated thereunder. We have not undertaken any independent investigation to determine the existence or absence of any fact, and no inference as to our knowledge of the existence or absence of any fact should be drawn from our representation of the Company or the rendering of this Opinion.

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